Exhibit 10.3.1

REPUBLIC OF COLOMBIA

CIVIL AERONAUTICS

Special Administrative Unit

MODIFYING CONTRACT No. 1 TO THE RENTAL CONTRACT NUMBER BO AR 0011 04

OBJECT:	PROPERTY RENTAL – EL DORADO INTERNATIONAL AIRPORT AIR LIFT

AREAS	Item Parking lot Platform Land Terminal Building Platform Security Zone Foxtrot Road between Juliet And Kilo Total	Area 12,487.69 m² 16,743.50 m² 86,730.19 m² 10,500.74 m² 11,572.40 m² 138,035.15

DESTINATION:	TERMINAL FOR PASSENGER DISPATCH, AIRCRAFT PLATFORM, VEHICLE PARKING, ACCESS ROADS, HANGAR, WORKSHOP AND WAREHOUSES

MONTHLY WORTH:	From January 1st, 2006 to April 30th 2006:

$556,015,361 discriminated as follows:

$505,468,510 value of the monthly fee

$ 50,546,851 value added tax

From May 1st, 2006 to March 31st, 2009

$593,389,835 discriminated as follows:

$539,444,850 value of the monthly fee

$ 53,944,485 value added tax

TOTAL VALUE:	$22,292,705,669 discriminated as follows: $ 20,902,443,790 rental value $ 2,090,244,379 value added tax

TERM:	THREE (3) YEARS FROM JANUARY 1st, 2006

LOCATION:	“ELDORADO” INTERNATIONAL AIRPORT OF BOGOTA D.C. CITY

Among the subscribers, ANDRES BOTERO ARBELAEZ, of legal age, domiciled in Bogotá, D.C., with citizenship identity card No. 71.690.069 issued in Medellín, whom, as GENERAL MANAGER OF THE ELDORADO AIRPORT acts in name of and in representation of the SPECIAL ADMINISTRATIVE UNIT OF THE CIVIL AERONAUTICS, specialized entity, of technical character, ascribed to the Ministry of Transportation, with legal entity, administrative autonomy and independent patrimony, according to the delegation of functions established in Resolution number 01583 as of April 30th, 2004, whom for the purpose of the present document will be known as the LANDLORD on one side, and on the other side, ELISA MURGAS DE MORENO, of legal age, identified with citizenship identity card No. 41.614.534 issued in Bogotá, whom, as legal representative, acts in the name of and in representation of AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA, (formerly AEROVIAS NACIONALES DE COLOMBIA S.A. “AVIANCA S.A.”), legal person, constituted as a corporation by public deed number 2374 as of December 5fth, 1919, issued at the Notary Second of the circle of Barranquilla and registered at the Court Third of the same city, modified on several opportunities , being its last amendment that included in public deed number 4023 as of June 14 of 2005, issued at the Notary 18th of Bogotá´s circle, presently active, as is stated in the Certificate of Existence and Legal Representation issued on November 2, 2005, by the Chamber of Commerce of Barranquilla, duly authorized to enter into the present contract by its Directive Board, whom, for the purposes of this contract will be called the LESSEE or AVIANCA, who also expressly declares, under oath, that neither her, or the legal person she is representing is immersed in any cause of inability or incompatibility as specified in article 8 of Law 80 of 1993, have agreed in entering into the present rental contract which will be ruled by the said law, its regulatory regulations, the pertinent dispositions included in the Civil and Commercial Codes, Resolutions numbers 3379 of June 3rd, 1996 and 2883 of July 4th, 1999 and all other regulations which may clarify, modify, amend or derogate them from time to time, previous the following considerations: 1) that the company AVIANCA subscribed with AEROCIVIL the rental contract number BO AR 0011 04 over the areas identified as Air Lift Terminal, contract which is in force. 2) that with office note as of October 4, 2005 AVIANCA declared to AEROCIVIL, through the area of Airport Infrastructure, that the area available for aircraft parking in the platform Air Lift was insufficient for the operational needs and for that reason submitted to its consideration the project to build the platform in the property on the area located in the Security Zone Foxtrot road between Juliet and Kilo, which investment, it proposed, could be performed by AVIANCA, in order for AEROCIVIL to recognize its value as useful improvements through their payment discounting a percentage in the value agreed upon as rental fee for the Air Lift Terminal. 2) That through office note No. 44000 1515 the Direction of Airport Development of Aerocivil, issued a favorable concept on the construction for A of the platform for aircraft parking in the Security Zone Foxtrot road between Juliet and Kilo, supported in the technical evaluation performed, finding that the project activities, prices and technical specifications were adjusted. 3) That with Letter No. 1070 847 05 of October 19, 2005, the Commercialization and Investment Office of AEROCIVIL made the recommendations in relation to the project, which are an integral part of this contract, as follows: a. Reduce the rental fee of the Air Lift Terminal only by 40% instead of the 50% proposed by AVIANCA. b. Same reduction for the land rental and the platform already built. c. Inclusion of the cost of parking determined in option 2 of annex 2 which is equivalent to five million monthly, with amortizations also of 40%. d. Extend the rental contract for three months. e. It recommends that the direction of the Operations and Technical Support Group of the Eldorado Airport certify that the proposed construction does not affect the operation or the security of the aircrafts that will use the airport´s infrastructure. f. It recommends the ElDorado Airport Management to produce a concept on the appraisal prepared by the company Oscar Velásquez and Cia S. in C. g. For the subscription or amendment of the rental contract of the T.A.L., it recommends previous endorsement by the Legal office both of the entity and of

AVIANCA. h. It recommends that the Office of the Aeronautic Advisor in the matter of the El Dorado concession certifies that the proposed business has been coordinated with respect to the new concession, with the KPMG arranger, as to the way it will affect the income of the future concession. i. The technical conditions for the definite delivery of the platform from AVIANCA to the entity must be clear. 4) That with letter No. 1123 756 of October 19, 2005, THE OPERATIONS AND TECHNICAL SUPPORT GROUP OF THE EL DORADO AIRPORT states the importance of the project since it helps to minimize the movement of clients and aircrafts between terminals, during the next two years, which increases the airport´s capacity, and also states the importance of equipping the platform with illumination with floor demarcation of the parking positions. 5) That on November 15, 2005, Avianca presented the executive summary for the construction of the platform for aircraft parking in the area of the security zone of the Foxtrot road between Juliet and Kilo to Aerocivil´s Directive Council. 6) That the ELDORADO AIRPORT requests from LONJA COLOMBIANA the appraisal of rent for the security zone of the Foxtrot road between Juliet and Kilo, located in the old General Aviation Zone. 7) That the LONJA COLOMBIANA, through the company OSCAR VELÁSQUEZ Y CIA S. EIN C, delivered to the entity the rent appraisal for a monthly value of $23,144,800 for the land area and of $52,121,141 for the same area once it is built, with an area of 11,572.40 m². 8) That the present amending contract will be ruled by the following clauses:

FIRST: The clause SECOND “AREA” of the initial contract is modified in order to include the area of the security zone land of Foxtrot Road between Juliet and Kilo, which will state the following:

SECOND: AREA. The total area of the property which is delivered by the present contract is defined as a business unit and has a space of ONE HUNDRED THIRTY EIGHT THOUSAND FIFTY FIVE POINT TWELVE SQUARE METERS (138,055.12 m²), it is composed of two adjacent pieces of land, according to adjoining maps prepared by the Real Estate Administration Group in the month of December of 2002, which are part of the present contract, discriminated and comprised within the following boundaries: On the NORTH: starting from point TPA1 to the east and in a straight line until reaching point TPA2 at a distance of fifty four point ninety eight (54.98 M) lineal meters, from this point to the north and in a straight line up to reaching point TPA3 at a distance of ten point twelve (10.12 M) lineal meters, from this point to the west and in a straight line up to point TPA4 at a distance of one hundred twenty four point twenty eight (124.28 M) linear meters bordering with freight warehouse No. 165, platform and taxiway. SOUTH: starting at point TPA5 heading west in a straight line until reaching point TPA6 at a distance of sixty two point fifty seven (62.57 M) linear meters, from this point to the south and in a curved line until reaching point TPA7 at a distance of forty five point fifteen (45.15 M) linear meters, from this point to the south and in a straight line until reaching point TPA8 at a distance of thirty five point zero eight (35.08 M) linear meters, from this point to the south and in a curved line until reaching point TPA9 at a distance of seventeen point sixty six (17.66 M) lineal meters bordering green security area, heliports, from this point to the west and in a straight line until reaching point TPA10 at a distance of eighty one point forty five (81.45 M) linear meters, from this point to the west and in a line until reaching point TPA11 at a distance of nine point eighty seven (9.87 M) linear meters, from this point to the west and in a straight line until reaching point TPA12 at a distance of thirty six point sixty four (36.64 M) linear meters, from this point to the south and in a straight line until reaching point TPA13 at a distance of four point twenty eight (4.28 M) linear meters, from this point to the west and in a straight line until reaching point TPA14 at a distance of seven point forty seven (7.47 M) linear meters, from this point to the south and in a straight line until reaching point TPA15 at a distance of twenty seven point ninety two (27.92 M) linear meters bordering all this extension with security zone taxiway kilo (k), from this point heading west and in line until reaching point TPA16 at a distance of sixty two point fifty two (62.52 M) lineal meters bordering plot number L-170 rented by Central Charter, from this point to the south and in a straight line until reaching point TPA17 at a distance of twenty nine point nineteen (21.19 M) linear meters, from this point to the south and in a straight line until reaching point TPA18 at a distance of nine point twelve (9.12 M) linear meters bordering vehicle access to the Air Lift Terminal. On the EAST: Heading south from point TPA4 in a straight line until reaching point TPA5 at a distance of four hundred thirty eight point ninety (438.90 M) linear meters bordering security zone taxiway Foxtrot and on the WEST: starting at point TPA18 to the north in a straight line until reaching point TPA19 at a distance of two hundred twenty three point thirty (223.30 M) linear meters, from this point to the north in a straight line until reaching point TPA20 at a distance of seven point seventy four (7.74 M) linear meters, from this point to the north in a straight line until reaching point TPA21 at a distance of six point thirty one (6.31 M) linear meters, from this point to the north in a straight line until reaching point TPA22 at a distance of eleven point thirty seven (11.37 M) linear meters, from this point to the north in a straight line until reaching point TPA23 at a distance of eight point twenty five (8.25 M) linear meter, from this point heading north in a straight line until reaching point TPA24 at a distance of twenty five point twenty nine (25.29 M) linear meters, from this point to the north in a straight line until reaching point TPA25 at a distance of fourteen point ninety nine (14.99 M) linear meters, from this point to the north in a straight line until reaching point TPA26 at a distance of twelve point fifty three (12.53 M) linear meters, from this point to the north in a straight line until reaching point TPA27 at a distance of nine point ninety nine (9.99 M) linear meters, from this point heading north in a straight line until reaching point TPA28 at a distance of nine point ninety two (9.92 M) linear meters bordering parallel to the Eldorado Avenue. From this point to the north in a straight line until reaching point TPA29 at a distance of twenty seven point ninety seven (27.97 M) linear meters bordering the Air Lift Terminal vehicle exit, from this point and to the north in a straight line until reaching point TPA30 at a distance of forty nine point ten (49.10 M) linear meters bordering parallel to the Eldorado Avenue, from this point to the east and in a straight line until reaching point TPA31 at a distance of twenty five point thirty eight (25.38 M) lineal meters, from this point to the north and in a straight line until reaching point TPA32 at a distance of thirteen point zero five (13.05 M) linear meters, from this point to the north in a straight line until reaching point TPA33 at a distance of twenty point eighty seven (13.87 M) linear meters, from this point to the north in a straight line until reaching point TPA34 at a distance of fifteen point cero eight (15,08 M) linear meters, heading north 15 in a straight line until reaching point TPA35 at a distance of thirteen point sixty three (13.63 M) linear meters, from this point to the north in a straight line until reaching point TPA36 at a distance of sixteen point ninety eight (16.98 m) linear meters, from this point to the north in a straight line until reaching point TPA37 at a distance of thirteen point fourteen (13.14 M) linear meters, from this point to the north in a straight line until reaching point TPA38 at a distance of fourteen point seventy (14.70 M) linear meters¸ from this point to the north in a straight line until reaching point TPA39 at a distance of eleven point zero four (11.04 M) linear meters, from this point to the north in a straight line until reaching point TPA1 at a distance of thirty nine point thirty five (39.35 M) linear meters, bordering the green zone, parallel to the Eldorado Avenue. This land comprises two pieces of land which are contiguous and adjacent, separated by an imaginary broken line which starts at point AC1 located at the bus parking lot up to point AC22 located at the border of the access platform with the security zone with the Foxtrot road. Piece of land called MALVINAS with an area of 11,572.40 M2 and whose boundaries are determined as follows: On the NORTH: In 92.43 LM with taxi runway. On the SOUTH: In 91.78 LM with taxiway. On the EAST: In 123.47 LM with taxiway. On the WEST: In 123.47 LM with platform.

PARAGRAPH ONE: The total area of the property being delivered in rental by the present contract, is integrated in one business unit and includes land and constructions, except the constructions of the annex building next to the Air Lift Terminal and the constructions of the hangar with its warehouses, workshops and offices, which, as they were not built by AEROCIVIL, do not belong to the latter and thus are delivered as land. Likewise, it is understood that the internal public access road to the Air Lift with its sidewalks, internal vehicle access road, common areas of the Terminal’s commercial zone, boarding lounges (and) the luggage areas are also included in the rental areas. The security zone of the Foxtrot road between Juliet and Kilo becomes an area of operation and aircraft parking to be exploited by the LESSEE.

PARAGRAPH TWO: The uses of the areas comprised by this contract may vary according to the operational, commercial and service needs of the terminal and of the LESSEE, provided that the aeronautic service is not impaired. These being so, the LESSEE expressly waives per ante the LANDLORD any judicial authority or arbitration tribunal, to invoke a right of change in the rental value due to any change in the destination or use of the areas inside the Air Lift Terminal, except in case the LANDLORD reduces the area which object of the contract.

PARAGRAPH THREE: With the present contract, the exclusive use of all the contract areas is being given to the LESSEE who has the mere possession, and the LANDLORD retains all rights derived from their ownership. Thus, the LANDLORD may cease all contract effects and request the restitution of all areas at any moment for the purpose of enlargement, remodeling, implementation or development of the Master Plan or when any of the causes stipulated in clauses fourth or twentieth of the present contract are incurred in, without having to pay any indemnity whatsoever and without prejudice to the right the LESSEE has to obtain from the LANDLORD the areas the latter requires to guarantee his operation.

SECOND. Clause FOUR of the contract “CONTRACT TERM “, is modified in order to extend the contract term by three years and three months from the 1st of January, 2006, as follows:

FOURTH: CONTRACT TERM. From the 1st of January 2006, the contract term is of three (3) years and three (3) months.

PARAGRAPH: In the event the LESSEE desires to continue using the property which is the object of the rental, he musty state his interest in writing to the LANDLORD, with anticipation no less than three (3) months prior to its termination date. Once the request is filed, the LANDLORD will state his acceptance or rejection within three (3) months following the petition and, in case the LESSEE does not receive an answer from the LANDLORD, the contract will be deemed extended for a period of three (3) months successively, without exceeding the term initially agreed upon. THIRD: Clause FIVE “DELIVERY OF THE PROPERTY” is modified to put on record the obligation to deliver the additional area of the piece of land called MALVINAS, located in the security zone Foxtrot road between Juliet and kilo, clause which will be as follows:

FIFTH: DELIVERY OF THE PROPERTY. The property, object of the rental, through the present contract, has been occupied by the LESSEE through Rental Contract No. BO AR 0036 00, thus there is no need to make a delivery act, nor inventory, and the present legal business substitutes in all its parts the Rental Contract No. BO AR 0036 00 entered into between the SPECIAL ADMINISTRATIVE UNIT CIVIL AERONAUTICS and the company AEROVIAS NACIONALES DE COLOMBIA S.A. “AVIANCA S.A.” The piece of land of the Security zone Foxtrot Road between Juliet and kilo will be delivered to the LESSEE once the present amendment contract is subscribed, through the subscription of the corresponding Act.

PARAGRAPH: THE LESSEE will deliver the platform to the LANDLORD at the end of the amortization period in good maintenance and conservation conditions, except for its normal use.

FOURTH; Clause SEVEN “VALUE OF THE CONTRACT AND PAYMENT FORM “ is modified to reflect the increase in value of the contract due to the delivery of additional areas, as well as the proceeding for the recuperation, by AVIANCA, of the value of the investment, as follows:

SEVENTH: VALUE OF THE CONTRACT AND PAYMENT METHOD. For all legal and fiscal purposes, the total value of the present contract is the amount of TWENTY TWO BILLION NINE HUNDRED NINETY TWO MILLION SEVEN HUNDRED FIVE THOUSAND SIX HUNDRED SIXTY NINE PESOS ($22,992,705,669) LEGAL TENDER, value which is discriminated as follows: TWENTY BILLION NINE HUNDRED TWO MILLION FOUR HUNDRED FORTY THREE THOUSAND SEVEN HUNDRED NINETY PESOS ($20,902,443,790) COLOMBIAN LEGAL TENDER, as the value of the rent and TWO BILLION NINETY MILLION TWO HUNDRED FORTY FOUR THOUSAND THREE HUNDRED SEVENTY NINE PESOS (2.,090,244,379) LEGAL TENDER, as value added tax VAT, without including readjustments. The previous value includes, besides the rent appraisal, a monthly cost of $5,000,000 for parking costs. The rental fee hereby agreed to will be caused from January 1st, 2006, amount that will be paid in the following way:

a) During the months comprised between January 1st, 2006 and April 30th, 2006, the monthly rent will be FIVE HUNDRED NINETY THREE MILLION THREE HUNDRED EIGHTY NINE THOUSAND EIGHT HUNDRED THIRTY

FIVE PESOS ($593´389,835) LEGAL TENDER, value which is discriminated as follows: FIVE HUNDRED FIVE MILLIONS FOUR HUNDRED SIXTY EIGHT THOUSAND FIVE HUNDRED TEN PESOS ($505,468,510) as monthly rental fee and FIFTY MILLION FIVE HUNDRED FORTY SIX THOUSAND EIGHT HUNDRED FIFTY ONE PESOS ($ 50,546,851) for VAT, b) From the 1st of May, 2006 and until the 31st of March, 2009 a monthly rental fee will be paid in the amount of FIVE HUNDRED NINETY THREE MILLION THREE HUNDRED EIGHTY NINE THOUSAND EIGHT HUNDRED THIRTY FIVE PESOS ($593,389,835) discriminated as follows: monthly rental fee in the amount of FIVE HUNDRED THIRTY NINE MILLION FOUR HUNDRED FORTY FOUR THOUSAND EIGHT HUNDRED FIFTY PESOS ($ 539,444,850) legal tender and FIFTY NINE MILLION THREE HUNDRED THIRTY EIGHT THOUSAND NINE HUNDRED EIGHTY THREE PESOS ($59,338,983) for VAT. C) To amortize the value of the improvements, AVIANCA will discount from the monthly payment due, as of the 1st of January 2006, an amount corresponding to FORTY PER CENT (40%) of the monthly rental fee, without including VAT and thus will effectively deliver AEROCIVIL, as cash payment, 60% of the monthly fee. D) The value of the VAT will be paid in full by the LESSEE monthly. At the date of signature of the present contract, the estimated value of the works, approved by the Development Division of the LANDLORD with letter 4400 1515 is of SEVEN BILLION FOUR HUNDRED FORTY SIX MILLION TWO HUNDRED FORTY THREE THOUSAND SEVEN HUNDRED NINETY NINE ($7,446,243,799) legal tender.

PARAGRAPH ONE: The monthly value of the contract will be increased every 12 months counted from the 1st of January 2006, applying over the amount paid in the last month of the immediately previous year, in the same proportion in which the National Government increases the Minimum Monthly Wage.

PARAGRAPH TWO: The LESSEE undertakes to pay the rental fee every month in advance, within the five (5) initial calendar days of the contract month, clarifying that the LANDLORD receives the rental fee in the cashier of the Unit, presently located in the second floor of the Eldorado International Airport, with public attendance every day included Saturdays, Sundays and holidays. The corresponding monthly fee must be paid in the offices of the Paymaster or Cashier of the Unit which are located in the “El dorado” International Airport of Bogotá D.C. or in the place or account notified by the LANDLORD to this effect.

PARAGRAPH THREE: In the event that the monthly rental fee of the value of the public services are paid by the LESSEE by a check presented on time and not paid due to the latter´s fault, the latter undertakes to pay to the LANDLORD together with the immediately following rental fee, twenty per cent (20%) of the amount of the check, established as penalty, previous notice from the LANDLORD to the LESSEE of the devolution of the title by the bank and without prejudice of the LANDLORD persecuting the indemnity for the damages this event may cause him, by the common ways, according to what is established in article 731 of the Commerce Code. In any case, the payment will only be reputed as made in the moment in which it becomes effective and thus, the LESSEE incurs in arrears in the payment, which may give way to the anticipated termination of the present contract and the immediate restitution of the property which is the object of the rental..

PARAGRAPH FOUR: in the event the payment of the amount imposed as a penalty for the devolution of the check, as specified in the previous paragraph, is not made, the LESSEE authorizes the LANDLORD to debit it from the monthly rental fee of the following month to be paid.

PARAGRAPH FIVE: According to what is established in Resolution Nos. 03379 of June 03, 1996 and 02883 of July 27, 1999, the rental fee base of the areas, excluding the security zone of the Foxtrot road between Juliet and Kilo , was determined based on the rent appraisal as of May 25, 2004, appraisal made by the LONJA COLOMBIANA and that of the MALVINAS zone was determined based on the appraisal made by OSCAR VELÁSQUEZ Y CIA S in C, member of the LONJA COLOMBIANA, on October 3, 2005.

FIFTH: the TENTH clause, “WARRANTIES”, of the main contract, is clarified stating that the coverage of the Unique Warranty Policy of the contract will be given by renewable quarters, taking as the insured value the total amount to be paid, that is, the monthly fee plus the VAT to be paid each quarter, until termination of the contract.

SIXTH: The FIRST PARAGRAPH “REMOVABLE IMPROVEMENTS” OF THE THIRTEENTH Clause “LOCATIVE REPARATIONS AND IMPROVEMENTS” of the initial contract is amended in the sense that the LESSEE undertakes to, in case due to the works of the El Dorado International Airport Master Plan development, it is required to demolish the constructions of the Annex Building contiguous to the Air Lift Terminal and of the constructions of the hangar with its warehouses, workshops and offices, which, since they were not built by the LANDLORD, are not part of the property of the latter but of the property of the LESSEE, (The LANDLORD) undertakes to program the development of such works with due anticipation in order to guarantee the LESSEE the availability of adequate areas in relation to the size of its operation, in order that the LESSEE may move his workshops, warehouses and offices, includes the furnishings , in such a way as it doesn´t affect the continuity of his air transportation and aircraft maintenance according to the quality standards and regulatory requisites of the different control authorities. Likewise, it is agreed that the LANDLORD, once the movement of the areas of workshops, warehouses and offices of the LESSEE is made , will make, on his own account, the demolition of said constructions, placing at the disposition of the LESSEE the removable improvements and materials which can be reused.

SEVENTH: DOCUMENTS. The Certificate of Existence and Legal Representation of the LESSEE and the documents referred to in the considerations of this amending contract are part of the same.

EIGHTH: NOTIFICATIONS. The notifications that any party may have to give to the other must be done so in writing to the following addresses: to the LANDLORD Management of “Eldorado” Airport- Real Estate, International “Eldorado” Airport of Bogotá, D.C., Third floor Office 313 or place which may be notified in the future. To the LESSEE in the location of the leased property AIR LIFT.

NINTH: CONTRACT EXECUTION. The present contract is deemed executed with the voluntary agreement among the parties, which is manifested by its signature.

TENTH: PUBLICATION IN THE UNIQUE CONTRACTING NEWSPAPER AND STAMP TAX. Once the present contract is subscribed, the LESSEE must proceed, within the following five (5) working days, to publish it in the Unique Contracting Newspaper and to pay the stamp tax, obligations which will be deemed complied with the presentation of the respective payment receipts. Likewise he must send the compliance policy with the modifications of this contract.

The main contract continues in force in what has not been modified by the present contract and is signed in the city of Bogotá D.C., at.

The present contract is signed in the city of Bogotá D.C.on December 12, 2005.

LANDLORD	LESSEE
ANDRÉS BOTERO ARBELÁEZ	ELISA MURGAS DE MORENO
C.C. No. 71.690.069 of Medellín	C.C. No. 41.614.534 OF Bogotá
Manager El Dorado Airport	Legal Representative
Civil Aeronautics	Avianca

Prepared by: Germán Gama Cubillos

Revised Patricia de Castro Brando

Written on official stationary